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Exhibit 23  CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-32431) pertaining to the Retirement Savings Opportunity Plan of The Ryland Group, Inc. of our report dated May 16, 2001, with respect to the financial statements and schedule of The Ryland Group, Inc. Retirement Savings Opportunity Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2000.



                                             /s/  Ernst & Young LLP


Los Angeles, California
June 26, 2001






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